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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-97017) of El Paso Natural Gas Company of our report dated March 25, 2003 relating to the consolidated financial statements and financial statement schedule of El Paso Natural Gas Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 31, 2003